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                                                                    Exhibit 4(n)
                 SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
              NON-QUALIFIED STOCK OPTION AGREEMENT AND CONFIRMATION
                             1992 STOCK OPTION PLAN

            ACCOUNT NUMBER:                   OPTION NUMBER:

                                              OPTION SHARES:

                                               OPTION PRICE:

                                                 GRANT DATE:

                                            EXPIRATION DATE:

THIS AGREEMENT is entered into as of the above stated Grant Date by and between SCIENCE APPLICATIONS INTERNATIONAL CORPORATION, a Delaware corporation ("Company"), and the undersigned, who is affiliated with Company or a subsidiary of Company ("Subsidiary") as an employee, director or consultant ("Optionee").

                                    RECITALS

WHEREAS the Company's Board of Directors has approved the granting to Optionee of an option to purchase shares of Company's Class A Common Stock, $.01 par value per share ("Stock"), in the belief that the interests of Company and Optionee will be advanced by encouraging and enabling Optionee to acquire a proprietary interest in Company.

NOW, THEREFORE, in consideration of the mutual promises herein set forth, it is agreed:

      1. GRANT OF OPTION; NUMBER OF SHARES; OPTION PRICE. Subject to Optionee executing and returning this Agreement to the Company's Stock Programs Department within 120 days from the Grant Date, Company hereby grants to Optionee an option to purchase, on the terms and conditions herein set forth, all or any part of the number of shares of Stock ("Option Shares"), at the purchase price per share ("Option Price") both set forth above. In the event, Optionee fails to execute and return this Agreement as provided above, the option granted pursuant to this Agreement shall be null and void.
      2. TERM OF OPTION. This stock option shall expire five (5) years from the Grant Date of this Agreement, except as and to the extent that the term of the option may sooner terminate as provided in Section 4 hereof. Notice of termination or expiration shall not be the responsibility of the Company.
      3. EXERCISE OF OPTION. The right to exercise the option shall be in accordance with the following schedule:
            (a) The option may not be exercised in whole or in part at any time prior to the first-year anniversary of the Grant Date.

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            (b)   The option may be exercised as to 20% of the Option Shares after the first-year anniversary of the Grant Date.
            (c) The option may be exercised as to an additional 20% of the Option Shares after the second-year anniversary of the Grant Date.
            (d) The option may be exercised as to an additional 20% of the Option Shares after the third-year anniversary of the Grant Date.
            (e) The option may be exercised as to an additional 40% of the Option Shares after the fourth-year anniversary of the Grant Date.
The rights to exercise the option, as specified in the preceding schedule, shall be cumulative. Optionee may buy all, or from time to time, any part, of the maximum number of Option Shares which are exercisable, but in no case may Optionee exercise the option in regard to any fraction of a share. The option granted hereby shall be exercised by giving not less than fifteen (15) days written notice of exercise to the Stock Programs Department of the Company, specifying the number of Option Shares in regard to which the option is being exercised and accompanying such notice with payment of the full purchase price therefor. Except as set forth in Section 4(c) below, this option shall be exercisable only by Optionee.

      4. TERMINATION OF OPTION. If Optionee shall cease to be affiliated with Company or a Subsidiary as an employee, director or consultant, the unexpired portion of this option shall terminate in accordance with the following:
            (a) If Optionee ceases to be affiliated with Company or a Subsidiary and such affiliation ceases for any reason other than death, retirement or permanent total disability, Optionee may exercise this option within the thirty (30) day period following such cessation of affiliation, but only to the extent that this option was exercisable at the date of such cessation of affiliation.
            (b) If Optionee is an employee and ceases to be affiliated with Company or a Subsidiary and such affiliation ceases as a result of Optionee's normal retirement, permanent total disability or early retirement under the terms of a retirement or pension plan maintained by Company or a Subsidiary and in which Optionee is a participant, Optionee may exercise this option within the ninety (90) day period following such cessation of affiliation, but only to the extent that this option was exercisable at the date of such cessation of affiliation.
            (c) If Optionee ceases to be affiliated with Company or a Subsidiary and such affiliation ceases as a result of Optionee's death, this option may be exercised within the one (1) year period following such death, and then only by the person or persons to whom Optionee's rights under this option shall pass by Optionee's will or by the laws of descent and distribution, but only to the extent that this option was exercisable at the date of Optionee's death.
            (d) If Optionee is an employee of Company or a Subsidiary and is on a leave of absence pursuant to the terms of Company's Administrative Policy No. B-11 "Unpaid Personal Leave of Absence", Optionee shall not during the period of such absence be deemed, by virtue of such absence alone, to

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                  have terminated Optionee's employment with Company or a
                  Subsidiary. Unless Optionee is on a Medical Leave (as hereinafter defined), all rights which Optionee would have had to exercise the option will be suspended during the period of such leave of absence. Upon Optionee's return to Company or a Subsidiary, all rights to exercise the option shall be restored to the extent the option is exercisable at that time. If Optionee is on a Medical Leave, Optionee shall have all rights to exercise the option that Optionee would have had if Optionee were not on a Medical Leave. For purposes of this Section 4(d), "Medical Leave" shall be defined as a leave of absence for medical reasons which shall begin after ninety-one (91)consecutive calendar days of total disability leave and shall remain in effect until the earlier of a release by the attending physician for Optionee to return to work or until the termination of employment.
            (e) If any portion of the option granted hereunder is not exercised by the end of the applicable period specified in
                  (a), (b) or (c) of the Section 4, any such unexercised portion and all of Optionee's rights with respect thereto shall terminate at the end of such period. In no event shall this option or any portion thereof be exercisable beyond the five
                  (5) year term stated in Section 2.
      5. RIGHTS, RESTRICTIONS AND LIMITATIONS. All shares of Stock issued upon exercise of this option are subject to the rights, restrictions and limitations set forth in Article Fourth of Company's Restated Certificate of Incorporation, as amended.
      6. RESTRICTIONS UNDER SECURITIES LAW. All shares of Stock covered by this Agreement are subject to any restrictions which may be imposed under applicable state and federal securities laws and are subject to obtaining all necessary consents which may be required by, or any condition which may be imposed in accordance with, applicable state and federal securities laws or regulations.
      7. INVESTMENT. Optionee agrees that any and all shares of Stock purchased upon the exercise of this option shall be acquired for investment and not for distribution.
      8. CAPITAL ADJUSTMENT. The Option Price and the number of Option Shares shall be appropriately adjusted for any increase or decrease in the number of shares of Stock which Company has issued and outstanding resulting from any stock split, stock dividend, combination of shares or any other change, or any exchange for other securities or any reclassification, reorganization, redesignation, recapitalization or otherwise.
      9. INCORPORATION OF STOCK OPTION PLAN. The option granted hereby is granted pursuant to Company's 1992 Stock Option Plan ("Plan"), all the terms and conditions of which are hereby made a part hereof and are incorporated herein by reference. In the event of any inconsistency between the terms and conditions contained herein and those set forth in the Plan, the terms and conditions of the Plan shall prevail.
      10. EMPLOYMENT AT WILL. If Optionee is an employee of Company or a Subsidiary, such employment is not for any specified term and may be terminated by employee or by Company or a Subsidiary at any time, for any reason, with or without cause. Nothing in this Agreement or the Plan shall confer upon employee any right to continue in the employ of Company or a Subsidiary nor constitute any promise or commitment by Company regarding

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future positions, future work assignments, future compensation or any other term or condition of employment.
      11. MISCELLANEOUS. This Agreement contains the entire agreement between the parties with respect to its subject matter. This Agreement shall be binding upon and shall inure to the benefit of the respective parties, the successors and assigns of Company, and the heirs, legatees and personal representatives of Optionee. Optionee acknowledges that signing the Agreement constitutes an unequivocal acceptance of this Agreement and any attempted modifications or deletions will have no force or effect upon the Company's right to enforce the terms and conditions stated herein.
      12. GOVERNING LAW. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware without reference to such State's principles of conflict of laws.
      IN WITNESS WHEREOF, THE UNDERSIGNED OPTIONEE HEREBY AGREES TO ALL THE
TERMS AND CONDITIONS OF THIS AGREEMENT AND HEREBY ACKNOWLEDGES THAT THIS AGREEMENT SHALL NOT BE BINDING ON THE COMPANY UNTIL OPTIONEE'S OPTION HAS BEEN APPROVED BY THE BOARD OF DIRECTORS WHICH IS REFLECTED IN THE BOARD MEETING MINUTES AND AN UNALTERED COPY OF THIS AGREEMENT HAS BEEN SIGNED, RETURNED, RECEIVED AND APPROVED BY THE COMPANY.



- ----------------------------------------              -----------------
Signature of Optionee                                 Date

PLEASE SIGN AND RETURN THIS COPY TO STOCK PROGRAMS. THE ATTACHED COPY IS FOR YOUR RECORDS.
THIS AGREEMENT MUST BE SIGNED AND RETURNED WITHIN 120 DAYS OR THE OPTION WILL BE FORFEITED.

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                  SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

                              1992 STOCK OPTION PLAN


1.    Purpose

      Science Applications International Corporation (the "Company") hereby establishes the Science Applications International Corporation 1992 Stock Option Plan (the "Plan"). The purpose of the Plan is to advance the interests of the Company and its stockholders by providing a means by which the Company and its Subsidiaries shall be able to attract and retain qualified key employees, directors and consultants and provide such personnel with an opportunity to participate in the increased value of the Company which their effort, initiative and skill have helped produce.

2.    Definitions

      (a)   "Board" shall mean the Board of Directors of the Company.

      (b)   "Code" shall mean the Internal Revenue Code of 1986, as amended.

      (c) "Common Stock" shall mean the Class A Common Stock of the Company, par value $.01.

      (d) "Committee" shall mean the Company's Stock Option Committee responsible for administering the Plan.

      (e) "Employee/Optionee" shall mean an Optionee who is an employee of the Company or any Subsidiary.

      (f) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      (g) "Exercise Price" shall mean the price per share at which an Option may be exercised, as determined by the Committee and as specified in the Optionee's option agreement.

      (h) "Formula Price" shall mean the price per share of Common Stock as established by the Board from time to time.

      (i) "Option" shall mean an option to purchase Common Stock granted pursuant to the Plan.

      (j) "Optionee" shall mean any person who holds an Option pursuant to the Plan.

      (k) "Plan" shall mean this Science Applications International Corporation 1992 Stock Option Plan, as it may be amended from time to time.

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      (l)   "Purchase Price" shall mean at any particular time the Exercise
Price times the number of shares for which an Option is being exercised.

      (m) "Subsidiary" as used in the Plan means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations, other than the last corporation in such chain, owns at least fifty percent (50%) of the total voting power in one of the other corporations in such chain.

3.    Administration

      (a) THE COMMITTEE. The Plan shall be administered by the Committee which shall consist of not less than three nor more than seven directors appointed by the Board. Any vacancies on the Committee will be filled by the Board or the Operating Committee of the Board. Each Committee member shall be a "disinterested person" as defined in Rule 16b-3 under the Exchange Act. Members of the Committee shall not be eligible to receive Options under the Plan while they are serving on the Committee; however, service by a director on the Committee shall not affect in any way Options which may be granted to such director while not serving on the Committee. No member of the Committee shall be liable for any action or determination in respect thereto, if made in good faith.

      (b) POWERS OF THE COMMITTEE. Subject to the provisions of the Plan, the Committee shall have the authority, in its discretion and on behalf of the
Company:

            (i)   to grant Options;

            (ii) to determine the Exercise Price per share of Options to be granted;

            (iii) to determine the individuals to whom, and the time or times at which, Options shall be granted and the number of shares for which an Option will be exercisable;

            (iv)  to interpret the Plan;

            (v) to prescribe, amend, and rescind rules and regulations relating to the Plan;

            (vi) to determine the terms and provisions of each Option granted and, with the consent of the Optionee, to modify or amend each Option;

            (vii) to accelerate or defer, with the consent of the Optionee, the exercise date of any Option;

            (viii) with the consent of the Optionee, to reprice, cancel and regrant, or otherwise adjust the Exercise Price of an Option previously granted by the Committee; and

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

            (ix) to make all other determinations deemed necessary or advisable for the administration of the Plan.

      (c) COMMITTEE DISCRETION. In exercising its authority, the Committee shall have the broadest possible discretion and the Committee's determinations under the Plan made in good faith shall be binding and conclusive on Optionees and other persons claiming entitlements under the Plan. In no event shall a Committee determination with respect to a particular Optionee or provision of the Plan be binding with respect to any other Optionee (even if similarly situated) nor with respect to any future determinations regarding the same or other provisions of the Plan.

4.    Eligibility

      The individuals who shall be eligible to participate in the Plan and to receive Options hereunder shall be such key employees, directors and consultants of the Company and its Subsidiaries as the Committee shall from time to time determine. The Committee may designate one or more directors who are not eligible for participation in the Plan for a specified period of time. No Option shall be granted to any person who, at the time the Option is granted, owns (including stock owned by application of the constructive ownership rules of Section 425(d) of the Code) stock possessing more than 10% of the total combined voting power or value of all classes of stock of the Company or any Subsidiary.

5.    Stock Subject to the Plan

      Options may be granted permitting the purchase of the aggregate of not more than 12,000,000 shares of the Company's Common Stock, subject to adjustment pursuant to Section 10 hereof. These shares may consist either in whole or in part of shares of the Company's authorized but unissued Common Stock or shares of the Company's authorized and issued Common Stock reacquired by the Company and held in its treasury. If an Option granted under this Plan is surrendered, expires or for any other reason ceases to be exercisable in whole or in part, the shares which were subject to any such Option but as to which the Option ceases to be exercisable shall be available for Options to be granted under the Plan.

6.    Stock Options

      (a) NON-QUALIFIED OPTIONS. The Options granted pursuant to the Plan shall be non-qualified stock options and specifically not incentive stock options as that term is used in the Code.

      (b) OPTION AGREEMENTS. Options shall be evidenced by written option agreements between the Optionee and the Company in such form as the Committee shall from time to time determine. No Option or purported Option shall be a valid and binding obligation of the Company unless previously granted by the Committee and evidenced in writing by such an option agreement. Appropriate officers of the Company are hereby authorized to execute and deliver option agreements in the name of the Company, as directed from time to time by the Committee.

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      (c)   EXERCISE PRICE.  The Exercise Price at which Options may be granted under the Plan shall be not less than one hundred percent (100%) of the fair market value of the Common Stock on the day the Option is granted, but may be less than the Exercise Price or Prices of previously granted Options, whether in effect, canceled or expired. As long as the Company's Common Stock is not listed on any national securities exchange or traded on a regular basis (as determined by the Company's Board or a Committee of the Board to which the Board has delegated the authority to make such determination) on the over-the-counter market, fair market value may be taken as the Formula Price as in effect at the date of grant.

      (d) DATE OF GRANT. The Committee shall, after it approves the granting of an Option to a participant, cause the participant to be notified of such action. The date on which the Committee approves the granting of an Option shall be considered the date on which such Option is granted.

      (e) TERMS OF EXERCISE. The right to purchase shares covered by any Option or Options under the Plan shall be exercisable only in accordance with the terms and conditions of the grant to such Optionee. The Committee may, in its discretion, provide that such Option or Options may be exercised in whole or in part in installments, cumulative or otherwise, for any period or periods of time specified by the Committee of not more than ten years from the date of the grant of the Option. Subject to the provisions of Paragraph 9, that portion of an Option which is exercisable or an installment basis may not be exercised prior to the expiration of the applicable installment period.

      (f) NON-TRANSFERABILITY. An Option granted under the Plan may not be transferred except by will or the laws of descent and distribution and, during the lifetime of the Optionee to whom granted, may be exercised only by such Optionee or his conservator or other legal representative.

7.    Expiration and Termination

      (a) EXPIRATION OF OPTION. Each Option and all rights and obligations thereunder shall, subject to the provisions of Paragraph 9, expire on a date to be determined by the Committee, such date, however, in no event to be later than ten (10) years from the date an Option is granted.

      (b) TERMINATION OF EMPLOYMENT OR AFFILIATION. Subject to the provisions of Paragraph 9, that portion of an Option which is exercisable on an installment basis may not be exercised unless the Optionee shall continue in the employ or affiliation of the Company or any of its Subsidiaries during the entire period to which such installment relates. Except as set forth below in Paragraphs 7(c) through (e) or otherwise set forth in an option agreement, all Options granted to an Optionee under this Plan shall terminate and no longer be exercisable as of the date such Optionee ceases to be employed or affiliated with the Company or any Subsidiary; provided, however, the Committee in its discretion may extend the period of time that such Optionee may exercise such Optionee's Options, but in no event may the Committee extend such period of time beyond the expiration date of the Options or beyond ten (10) years from the date of grant of such Options.

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

      (c) TERMINATION DUE TO RETIREMENT OR PERMANENT TOTAL DISABILITY. In the event an Employee/Optionee's employment with the Company or any Subsidiary shall terminate as the result of normal retirement, permanent total disability or early retirement under the terms of a retirement or pension plan maintained by the Company and in which such Employee/Optionee is a participant, such Employee/Optionee may, at any time within ninety (90) days after such termination of employment, exercise such Employee/Optionee's Options to the extent that the Employee/Optionee was entitled to exercise them on the date of such termination of employment, unless such Options would expire pursuant to their terms at an earlier date, in which case such Options shall remain exercisable only until the earlier expiration date.

      (d) DEATH. If an Optionee dies while in the employ or affiliation of the Company or of a Subsidiary without having fully exercised such Optionee's Options, such Options may, within one (1) year of the Optionee's death (or within such shorter period as may be specified in the Option by the Committee), be exercised by the person or persons to whom the Optionee's rights under the Option shall pass by will or by the applicable laws of descent and distribution to the extent that such deceased Optionee was entitled to exercise the Options on the date of death, unless such Options would expire pursuant to their terms at an earlier date, in which case such Options shall remain exercisable only until the earlier expiration date.

      (e) LEAVES OF ABSENCE. An Employee/Optionee who is on a leave of absence pursuant to the terms of the Company's Administrative Policy No. B-11 "Unpaid Personal Leave of Absence" or any amended or replacement policy thereof, shall not, during the period of any such absence be deemed, by virtue of such absence alone, to have terminated such Employee/Optionee's employment with the Company or any Subsidiary except as the Committee may otherwise expressly provide. Except as otherwise determined by the Committee, unless such Employee/Optionee is on a Medical Leave (as hereinafter defined), all rights which such Employee/Optionee would have had to exercise Options granted hereunder will be suspended during the period of such leave of absence. Upon such Employee/Optionee's return to the Company or any Subsidiary all rights to exercise Options shall be restored to the extent such Options are exercisable at that time. The Committee in its discretion may permit the exercise, while on a leave of absence, of Options which would otherwise expire or may defer the expiration date of such Options, but not beyond ten (10) years from their date of grant. An Employee/Optionee who is on a Medical Leave shall have all rights to exercise such Employee/Optionee's Options that such Employee/Optionee would have had if such Employee/Optionee were not on a Medical Leave. For purposes of this Paragraph 7(e), "Medical Leave" shall be defined as a leave of absence for medical reasons which shall begin after ninety-one (91) consecutive calendar days of total disability leave and shall remain in effect until the earlier of a release by the attending physician for the Employee/Optionee to return to work or until the termination of employment.

8.    Exercise of Options

      (a) The Purchase Price shall be paid in full when the Option is exercised. The Purchase Price may be paid in whole or in part in (i) cash or
(ii) whole shares of Common Stock of the Company evidenced by negotiable certificates, valued at the Formula Price in effect on the date of

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exercise; provided, however, that unless an exception is granted by the
Secretary of this Corporation, shares of Common Stock of the Company acquired through the exercise of a stock option must have been owned by the Optionee for at least six months before such shares of Common Stock may be used to pay the Purchase Price. The Company or any Subsidiary shall be entitled to deduct from other compensation payable to each Optionee any sums required by federal, state or local tax law to be withheld with respect to the exercise of an Option but, in the alternative, may require the Optionee or other person exercising the Option to pay, or the Optionee or such other persons may pay, such sums to the employer corporation at the time of such exercise. The Committee shall have the authority in its discretion to allow withholding on exercise of an Option to be satisfied by withholding from the shares to be issued upon the exercise of the Option a number of shares, valued at the Formula Price in effect on the date of exercise of the Option, equal in value to the withholding requirement. In allowing such withholding in Common Stock, the Committees may prescribe such rules as may be required to satisfy Rule 16b-3 under the Exchange Act.

      (b) An Optionee shall have no rights as a shareholder of the Company with respect to any shares for which his or her Option is exercised until the date of exercise of such Option and the issuance of a stock certificate for such shares. No adjustment shall be made for dividends, ordinary or extraordinary or whether in currency, securities or other property, distributions, or other rights for which the record date is prior to the date such stock certificate is issued.

9.    Change In Control

      Notwithstanding any provision of Paragraph 7 above to the contrary, any Option granted pursuant to the Plan shall, in the case of a Change In Control (as hereinafter defined) of the Company, become fully exercisable as to all shares of Common Stock to which it relates from and after the date of such Change In Control. For purposes of this Paragraph 9, the term "Change in Control" shall be deemed to occur upon any "person" (as defined in Section 13(d) of the Exchange Act), other than the Company or any Subsidiary or employee benefit plan or trust maintained by the Company or any Subsidiary, becoming the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 25% of the Common Stock of the Company outstanding at such time, without the prior approval of the Board.

10.   Capital Adjustments

      The aggregate number of shares of the Company's Common Stock subject to this Plan, the maximum number of shares as to which Options may be granted to any one Optionee hereunder, and the number of shares and the Exercise Price shall be appropriately adjusted, as determined by the Committee in its discretion, for any increase or decrease in the number of shares of Common Stock which the Company has issued resulting from any stock split, stock dividend, combination of shares or any other change, or any exchange for other securities or any reclassification, reorganization, redesignation, recapitalization, or otherwise.

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11.   No Employment Obligation

      An Employee/Optionee's employment with the Company or a Subsidiary is not for any specified term and may be terminated by such Employee/Optionee or by the Company or a Subsidiary at any time, for any reason, with or without cause. Nothing in this Plan or in any option agreement pursuant to this Plan shall confer upon any Optionee any right to continue in the employ of, or affiliation with, the Company or a Subsidiary nor constitute any promise or commitment by the Company or a Subsidiary regarding future positions, future work assignments, future compensation or any other term or condition of employment or affiliation.

12.   Government and Stock Exchange Regulations

      The Company shall not be required to issue any shares upon the exercise of any Option unless and until the Company has fully complied with any then applicable requirements by the Securities and Exchange Commission, the California Corporations Commissioner, or other regulatory agencies having jurisdiction, and of any exchanges upon which Common Stock of the Company may be listed.

      Upon the exercise of an Option at a time when there is not in effect a registration statement under the Securities Act of 1933 or a similar statute (the "Act") relating to the stock issuable upon exercise thereof and available for delivery a prospectus meeting the requirements of Section 10(a)(3) of said Act, or if the rules or interpretations of the Securities and Exchange Commission so require, the stock may be issued only if the holder represents and warrants in writing to the Company that the shares purchased are being acquired for investment and not with a view to distribution thereof.

13.   Amendment, Suspension or Termination of Plan

      The Board or the Operating Committee of the Board may at any time suspend or terminate the Plan and may amend it from time to time in such respects as the Board or the Operating Committee may deem advisable in order that Options granted thereunder shall conform to any change in the law, or in any other respect which the Board or the Operating Committee may deem to be in the best interests of the Company; provided, however, that no such amendment shall, without the approval of the holders of outstanding shares of the Company having a majority of the general voting power, (i) except as specified in Paragraph 10, increase the maximum number of shares for which Options may be granted under the Plan, (ii) change the provisions of Paragraph 6(c) relating to the establishment of the Exercise Price other than to change the manner of determination the fair market value of the Company's Common Stock to conform with any then applicable provisions of the Code or regulations issued thereunder, or (iii) permit the granting of Options to members of the Committee. No Option may be granted during any suspension, or after termination of the Plan.

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14.   No Implied Rights or Obligations

      The Company, in establishing and maintaining this Plan as a voluntary and unilateral undertaking, expressly disavows the creation of any rights in Optionees or others claiming entitlements under the Plan or any obligations on the part of the Company, any Subsidiary or the Committee, except as expressly provided herein.

15.   Effective Date

      The effective date of the Plan shall be July 10, 1992.

16.   Termination Date

      Unless the Plan shall have been previously terminated by the Board or the Operating Committee of the Board, the Plan shall terminate on July 31, 1995, except as to Options theretofore granted and outstanding under the Plan at that date, and no Option shall be granted after that date.

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